EXHIBIT I-1




           Prior to the close of business on ________, 1997 or such
           earlier date as may be consented to by Sands Brothers & Co.,
           Ltd. (the "Separation Date"), this Certificate evidencing
NUMBER     Unit(s), each consisting of one Ordinary Share nominal value    UNITS
           NIS .01 per share, and one Redeemable Warrant to purchase one Ordinary Share may be combined, exchanged or transferred only as Units. And the Ordinary Shares and the Redeemable
           Warrant(s) included in the Unit(s) evidenced by this Certificate may not be split up, exchanged or transferred separately. On and prior to the Separation Date, this Certificate shall evidence the number of Ordinary Shares and the number of Redeemable Warrants set forth herein. The
           Redeemable Warrants evidenced hereby are issued under and pursuant to that certain warrant agreement (the "Agreement") dated as of ______, 1996 between the Company, Sands Brothers
           & Co., Ltd and American Stock Transfer & Trust Company, as
           Warrant Agent, to which Agreement and any instruments supplemental thereto reference is hereby made for a description of the rights of the holders of Redeemable
           Warrants issued under and pursuant thereto and the terms and conditions on which such Redeemable Warrants are issued and are to be held all to the same effect as if the provisions of the Agreement and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of this Certificate by acceptance hereof assents. The
           Company will furnish to the holder of this Certificate upon request and without charge, a copy of the Agreement. The
           Agreement provides for adjustment in the number of Ordinary
           Shares to be delivered upon the exercise of the Redeemable
           Warrants included in the Unit(s) evidenced hereby and to the exercise price of such Redeemable Warrants in certain events therein set forth.



                       ACCENT SOFTWARE INTERNATIONAL LTD.

               INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

THIS CERTIFIES THAT                                          CUSIP M01 575 154
                                                           SEE REVERSE SIDE FOR
                                                           CERTAIN DEFINITIONS



is the owner of


                                    UNITS OF

                       ACCENT SOFTWARE INTERNATIONAL LTD.



transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.
            This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF the Company has caused the facsimile signatures of its duly authorized officers to be printed hereon.


Dated:

Countersigned and Registered:
    American Stock Transfer & Trust Company
            Transfer Agent and Registrant




      SECRETARY                                                PRESIDENT

                       ACCENT SOFTWARE INTERNATIONAL LTD.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --   as tenants in common             UNIF GIFT MIN ACT -- _________ Custodian __________
TEN ENT  --   as tenants by the entireties                           (Cust)             (Minor)
JT TEN   --   as joint tenants with right                           under Uniform Gifts to Minors
              of survivorship and not as                            Act __________________________
              tenants in common                                               (State)


     Additional abbreviations may also be used though not in the above list.

               ORDINARY SHARE AND REDEEMABLE WARRANT EXCHANGE FORM

(To be executed by the Registered Owner to exercise the right to exchange this Unit Certificate for that number of Ordinary Shares and Redeemable Warrants evidenced by this Unit Certificate)

          The undersigned hereby irrevocably tenders this Unit Certificate in exchange for that number of Ordinary Shares and Redeemable Warrants of Accent Software International Ltd. evidenced by this Unit Certificate, pursuant to and in accordance with the terms and conditions of this Unit Certificate and the Warrant Agreement.

          Please issue the Ordinary Shares and Redeemable Warrant certificates for which this Unit Certificate is being exchanged in accordance with the instructions given below.

Dated _______________, 19__              Signature:_____________________________


         INSTRUCTIONS FOR REGISTRATION OF ORDINARY SHARES AND REDEEMABLE
                              WARRANT CERTIFICATES

Name____________________________________________________________________________
                            (Print in Block Letters)

Address_________________________________________________________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED____________________does hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------


----------------------------------------

________________________________________________________________________________
  (Please Print or Typewrite Name and Address, Including Zip Code of Assignee)

_______ Units, each unit comprised of one Ordinary Share of Accent Software International Ltd. and one Redeemable Warrant, as represented by the within Certificate, and does hereby irrevocably constitute and appoint

______________________________________________________________________ attorney to transfer the said Units on the books of Accent Software International Ltd. with full power of substitution in the premises

Dated _______________, 19__        Signature:___________________________________


                      __________________________________________________________
              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
                      NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER


Signature(s) Guaranteed:


____________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.